Exhibit 99.1

Media:	Wendy Olson
(713) 627-4072
(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf
(713) 627-4600

Date:	August 4, 2009

Spectra Energy Reports Second Quarter 2009 Results

•	Reported net income (controlling interests) of $140 million, $0.22 EPS, versus prior year quarter’s $295 million, $0.47 EPS
•	Ongoing net income of $141 million, $0.22 EPS, versus $276 million, $0.44 EPS, in prior year quarter
•	Four major projects placed in service so far this year as company continues successful execution of capital expansion program

HOUSTON – Spectra Energy Corp (NYSE: SE) today reported 2009 second quarter net income from controlling interests of $140 million, or $0.22 diluted earnings per share (EPS), compared with $295 million, $0.47 diluted EPS, in the prior year quarter.

“We had a good quarter, delivering solid results squarely in line with our expectations,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp.

“Our core, fee-based businesses – which will provide the overwhelming majority of this year’s earnings – performed well during the quarter, helping to offset the effects of much lower commodity prices and a weaker Canadian dollar,” he said. “We also have placed key projects into service in both the U.S. and Canada that will provide significant earnings and cash flow. And, our remaining 2009 projects are on track for successful completion.”

“With more than a billion dollars in operating cash flow, substantial cash on the balance sheet, more than $2.5 billion of available liquidity and lower-than-anticipated debt balances, we are very well positioned to continue executing on our growth plan,” continued Ebel.

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported second quarter 2009 earnings before interest and taxes (EBIT) of $234 million, compared with $244 million in second quarter 2008. The decrease was primarily due to a $31 million special item related to a customer bankruptcy settlement in 2008.

Excluding the above special item, ongoing EBIT for second quarter was $234 million, compared with $213 million in the prior year quarter. The segment benefited from business expansion projects and lower project development costs during the quarter. These earnings were partially offset by lower gas processing revenues as a result of lower prices and volumes, and lower equity earnings.

Distribution

Distribution reported second quarter 2009 EBIT of $40 million, compared with $54 million in second quarter 2008. Excluding the $8 million effect of the decline in the value of the Canadian dollar and an $11 million charge to reflect a settlement on prior year earnings to be shared with customers, earnings would have increased $5 million this quarter. The segment continued to benefit from higher storage and transportation revenues.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported second quarter 2009 EBIT of $58 million, compared with $91 million during second quarter 2008. Excluding the $10 million effect of the weaker Canadian dollar, earnings were $23 million lower than the prior year period. Improved results in the base gathering and processing business, due primarily to stronger activity in the Fort Nelson and Grizzly Valley areas, were more than offset by lower Empress earnings, primarily as a result of lower frac spreads.

Field Services

Field Services reported second quarter 2009 EBIT of $24 million, compared with $216 million in second quarter 2008. The decrease in earnings was primarily driven by lower commodity prices. During second quarter 2009 crude oil averaged approximately $60 per barrel compared with $124 per barrel in the prior year quarter and NYMEX natural gas averaged $3.50 per million British thermal units (MMBtu) compared with approximately $11 per MMBtu during the same period in 2008.

The decline in commodity prices was partially offset by lower operating costs as a result of successful cost reduction initiatives, and lower losses on non-cash mark-to-market hedges used to protect distributable cash flow at DCP Midstream’s master limited partnership.

Other

“Other” reported net costs of $12 million in second quarter 2009, compared with net costs of $28 million in second quarter 2008.

Interest Expense

Interest expense was $146 million for second quarter 2009, compared with $149 million for second quarter 2008. This decrease is primarily from the effects of the weaker Canadian dollar, offset by higher long-term debt balances.

Income Taxes

Second quarter 2009 income tax expense from continuing operations was $67 million, compared with $136 million reported in second quarter 2008. The decrease was primarily as a result of lower earnings in 2009. The effective tax rate was 30 percent in both quarters.

Special Items Affecting Spectra Energy’s EPS for the Quarters Include: (in millions, except per share amounts)
	Pre-tax Amount	Tax Effect	Net Income - Controlling Interests Impact	EPS Impact
Second Quarter 2009	$–	$–	$–	$–

Second Quarter 2008
Customer Bankruptcy Settlement	31	(10)	21	0.03

Total	$31	$(10)	$21	$0.03

Reconciliation of Reported to Ongoing Net Income ( in millions)
	Quarters Ended June 30,
	2009	2008
Net Income – Controlling Interests as Reported	$140	$295
Adjustments to Reported Net Income – Controlling Interests:
Special Items	–	(21)
Discontinued Operations	1	2

Ongoing Net Income	$141	$276

Reconciliation of Reported to Ongoing Diluted EPS
	Quarters Ended June 30,
	2009	2008
Diluted EPS as Reported	$0.22	$0.47
Special Items	–	(0.03)

Diluted EPS, Ongoing	$0.22	$0.44

Additional Information

Additional information about second quarter 2009 earnings can be obtained via the Spectra Energy Web site: www.spectraenergy.com.

The Analyst call is scheduled for 9 a.m. CT today, August 4, to discuss Spectra Energy’s second quarter results. The webcast can be accessed via the Investors Section of Spectra Energy’s Web site and the conference call can be accessed by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 for International. The conference code is “19871973” or “Spectra Energy Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, November 4, 2009, by dialing (800) 642-1687 with conference ID 19871973. The international replay number is (706) 645-9291, with above conference ID. A replay and transcript also will be available by accessing the Investors Section of the company’s Web site.

Non-GAAP Financial Measures

We use ongoing net income and ongoing diluted EPS, which are non-GAAP financial measures as they represent net income (controlling interests) and diluted EPS from continuing operations, adjusted for special items, as measures to evaluate operations of the company. Special items represent certain charges and credits which we believe will not be recurring on a regular basis. We believe that the presentation of ongoing net income and ongoing diluted EPS provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods. Ongoing diluted EPS is also used as a basis for employee incentive bonuses.

The primary performance measure used by us to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating) before deducting interest and taxes, and is net of non-controlling interests related to those profits. We consider segment EBIT from continuing operations, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance as it represents the results of our ownership interests in operations without regard to financing methods or capital structures.

We also use ongoing segment and Other EBIT as a measure of performance. Ongoing segment and Other EBIT is a non-GAAP financial measure as it represents reported segment and Other EBIT adjusted for special items. We believe that the presentation of ongoing segment and Other EBIT provide useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: the implementation of state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; the outcome of litigation and regulatory investigations, proceedings or inquiries; the effect of weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions; the levels of supply and demand for natural gas in our areas of operation; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; our ability to identify opportunities for our business units and the timing and success of efforts to develop pipeline, storage, gathering, processing and other infrastructure projects; and our ability to successfully complete and integrate future acquisitions. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Forward-Looking Statements” in our 2008 Form 10-K, filed on February 27, 2009, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For nearly a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 19,100 miles of transmission pipeline, more than 285 billion cubic feet of storage, as well as natural gas gathering and processing, natural gas liquids operations and local distribution assets. The company also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Spectra Energy was recently ranked by FORTUNE as the world’s “most admired” pipeline company. For more information, visit www.spectraenergy.com.

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Spectra Energy Corp

Quarterly Highlights

June 2009

(Unaudited)

(In millions, except per share amounts and where noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
COMMON STOCK DATA
Earnings Per Share From Continuing Operations
Basic	$0.22	$0.47	$0.69	$1.05
Diluted	$0.22	$0.47	$0.69	$1.04
Earnings Per Share
Basic	$0.22	$0.47	$0.69	$1.05
Diluted	$0.22	$0.47	$0.69	$1.04
Dividends Per Share	$0.25	$0.23	$0.50	$0.46
Weighted-Average Shares Outstanding
Basic	645	630	637	631
Diluted	646	633	638	634

INCOME
Operating Revenues	$937	$1,133	$2,321	$2,733
Total Reportable Segment EBIT	356	605	956	1,317
Income from Discontinued Operations, Net of Tax	(1)	(2)	2	1
Net Income—Controlling Interests	140	295	438	662

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$234	$244	$451	$470
Distribution	40	54	192	219
Western Canada Transmission & Processing	58	91	139	220
Field Services	24	216	174	408

Total Reportable Segment EBIT	356	605	956	1,317
Other EBIT	(12)	(28)	(36)	(48)

Total Reportable Segment and Other EBIT	$344	$577	$920	$1,269

CAPITAL AND INVESTMENT EXPENDITURES (a)
U.S. Transmission			$510	$680
Distribution			97	159
Western Canada Transmission & Processing			100	75
Other			14	16

Total Capital and Investment Expenditures			$721	$930

			June 30, 2009	December 31, 2008
CAPITALIZATION
Common Equity—Controlling Interests			38%	34%
Noncontrolling Interests and Preferred Stock			5%	4%
Total Debt			57%	62%

Total Debt			$9,584	$10,047
Book Value Per Share (b)			$9.98	$9.07
Actual Shares Outstanding			646	611

(a)	Includes loans to affiliates for capital expansion projects.
(b)	Represents controlling interests.

Spectra Energy Corp

Quarterly Highlights

June 2009

(Unaudited)

(In millions, except where noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
U.S. TRANSMISSION
Operating Revenues	$414	$400	$819	$803
Operating Expenses
Operating, Maintenance and Other	121	151	264	277
Depreciation and Amortization	62	58	121	116
Gains on Sales of Other Assets and Other, net	—	32	10	32
Other Income and Expenses	21	34	41	55
Noncontrolling Interests	18	13	34	27

EBIT	$234	$244	$451	$470

Proportional Throughput, TBtu (a)	574	476	1,287	1,113
DISTRIBUTION
Operating Revenues	$284	$353	$992	$1,153
Operating Expenses
Natural Gas Purchased	120	158	555	650
Operating, Maintenance and Other	82	94	163	191
Depreciation and Amortization	42	46	82	93
Other Income and Expenses	—	(1)	—	—

EBIT	$40	$54	$192	$219

Number of Customers, thousands			1,314	1,296
Heating Degree Days, Fahrenheit	918	899	4,616	4,550
Pipeline Throughput, TBtu	129	151	456	479
WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$239	$380	$510	$777
Operating Expenses
Natural Gas and Petroleum Products Purchased	34	118	105	248
Operating, Maintenance and Other	108	128	196	232
Depreciation and Amortization	35	41	67	77
Other Income and Expenses	(4)	(2)	(3)	1
Noncontrolling Interests	—	—	—	1

EBIT	$58	$91	$139	$220

Pipeline Throughput, TBtu	136	142	298	304
Volumes Processed, TBtu	164	170	331	343
Empress Inlet Volumes, TBtu	198	208	409	425
FIELD SERVICES
Operating Expenses	$—	$1	$—	$—
Equity in Earnings of DCP Midstream, LLC	24	217	174	408

EBIT	$24	$216	$174	$408

Natural Gas Gathered and Processed/Transported, TBtu/day (b)	6.9	7.5	6.9	7.3
Natural Gas Liquids Production, MBbl/d (b,c)	359	375	345	378
Average Natural Gas Price Per MMBtu (d)	$3.50	$10.92	$4.19	$9.48
Average Natural Gas Liquids Price Per Gallon	$0.62	$1.49	$0.59	$1.42
OTHER
Operating Revenues	$12	$12	$24	$21
Operating Expenses	28	38	60	66
Other Income and Expenses	4	(2)	—	(3)

EBIT	$(12)	$(28)	$(36)	$(48)

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Operating Revenues	$937	$1,133	$2,321	$2,733
Operating Expenses	620	822	1,589	1,929
Gains on Sales of Other Assets and Other, net	—	32	10	32

Operating Income	317	343	742	836

Other Income and Expenses	54	253	230	473
Interest Expense	146	149	296	307

Earnings From Continuing Operations Before Income Taxes	225	447	676	1,002
Income Tax Expense From Continuing Operations	67	136	206	308

Income From Continuing Operations	158	311	470	694
Income (Loss) From Discontinued Operations, net of tax	(1)	(2)	2	1

Net Income	157	309	472	695
Net Income—Noncontrolling Interests	17	14	34	33

Net Income—Controlling Interests	$140	$295	$438	$662

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	June 30, 2009	December 31, 2008
ASSETS

Current Assets	$1,231	$1,450
Investments and Other Assets	6,218	5,950
Net Property, Plant and Equipment	14,285	13,639
Regulatory Assets and Deferred Debits	924	885

Total Assets	$22,658	$21,924

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities	$2,325	$3,044
Long-term Debt	8,605	8,290
Deferred Credits and Other Liabilities	4,512	4,355
Preferred Stock of Subsidiaries	225	225
Stockholders’ Equity	6,991	6,010

Total Liabilities and Stockholder’ Equity	$22,658	$21,924

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$472	$695
Adjustments to reconcile net income to net cash provided by operating activities	547	446

Net cash provided by operating activities	1,019	1,141

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(544)	(1,024)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(402)	(123)

Effect of exchange rate changes on cash	14	1

Net increase (decrease) in cash and cash equivalents	87	(5)
Cash and cash equivalents at beginning of period	214	94

Cash and cash equivalents at end of period	$301	$89

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

June 2009 Quarter-to-date

(In millions, except per-share amounts)

		Reported Earnings	Special Items	Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission		$234	$—	$—		$—	$234
Distribution		40	—	—		—	40
Western Canada Transmission & Processing		58	—	—		—	58
Field Services		24	—	—		—	24

Total Reportable Segment EBIT		356	—	—		—	356
Other		(12)	—	—		—	(12)

Total Reportable Segment and Other EBIT		$344	$—	$—		$—	$344

EARNINGS

Total Reportable Segment EBIT and Other EBIT		$344	$—	$—		$—	$344
Interest Expense		(146)	—	—		—	(146)
Interest Income and Other		27	—	—		—	27
Income Taxes from Continuing Operations		(67)	—	—		—	(67)
Discontinued Operations, Net of Tax		(1)	—	1	A	1	—

Total Earnings		$157	$—	$1		$1	$158

Total Earnings—Noncontrolling Interests		(17)	—	—		—	(17)

Total Earnings—Controlling Interests		$140	$—	$1		$1	$141

EARNINGS PER SHARE, BASIC		$0.22	$—	$—		$—	$0.22

EARNINGS PER SHARE, DILUTED		$0.22	$—	$—		$—	$0.22

A-Sonatrach settlement.

Weighted Average Shares (reported and ongoing)—in millions
Basic	645

Diluted	646

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

June 2008 Quarter-to-date

(In millions, except per-share amounts)

		Reported Earnings	Special Items		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission		$244	$(31	) A	$—		$(31)	$213
Distribution		54	—		—		—	54
Western Canada Transmission & Processing		91	—		—		—	91
Field Services		216	—		—		—	216

Total Reportable Segment EBIT		605	(31)		—		(31)	574
Other		(28)	—		—		—	(28)

Total Reportable Segment and Other EBIT		$577	$(31)		$—		$(31)	$546

EARNINGS
Total Reportable Segment EBIT and Other EBIT		$577	$(31)		$—		$(31)	$546
Interest Expense		(149)	—		—		—	(149)
Interest Income and Other		19	—		—		—	19
Income Taxes from Continuing Operations		(136)	10		—		10	(126)
Discontinued Operations, Net of Tax		(2)	—		2	B	2	—

Total Earnings		$309	$(21)		$2		$(19)	$290

Total Earnings—Noncontrolling Interests		(14)	—		—		$—	(14)

Total Earnings—Controlling Interests		$295	$(21)		$2		$(19)	$276

EARNINGS PER SHARE, BASIC		$0.47	$(0.03)		$—		$(0.03)	$0.44

EARNINGS PER SHARE, DILUTED		$0.47	$(0.03)		$—		$(0.03)	$0.44

A - Bankruptcy settlement of a customer’s transportation contract.

B - Net results from Nevis and Brazeau River gathering and processing facilities in Western Canada.

Weighted Average Shares (reported and ongoing)—in millions
Basic	630
Diluted	633